Exhibit 17.2

FEDERATED TARGET ETF FUNDS
Proxy for Special Meeting of Shareholders – June 10, 2009

KNOW ALL PERSONS BY THESE PRESENTS that the undersigned Shareholders of Federated Target ETF Fund 2015, Federated Target ETF Fund 2025 or Federated Target ETF Fund 2035  (the “ETF Funds”),  portfolios of Federated Managed Allocation Portfolio (the "Trust"), hereby appoint Todd P. Zerega, Justine Patrick, Catherine C. Ryan, Joseph W. Kulbacki, Shannon McDowell and Tara L. Raposa, or any one of them, true and lawful attorneys, with the power of substitution of each, to vote all shares of the Fund which the undersigned is entitled to vote at the Special Meeting of Shareholders (the "Meeting") to be held on June 10, 2009, at 4000 Ericsson Drive, Warrendale, PA at 2:00 p.m. and at any adjournment thereof.

The attorneys named will vote the shares represented by this proxy in accordance with the choices made on this ballot.  If no choice is indicated as to the item, this proxy will be voted affirmatively on the matters.  Discretionary authority is hereby conferred as to all other matters as may properly come before the Meeting or any adjournment thereof.

Shareholder registration printed here
THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF TRUSTEES OF THE TRUST.  THIS PROXY, WHEN PROPERLY EXECUTED, WILL BE VOTED IN THE MANNER DIRECTED BY THE UNDERSIGNED SHAREHOLDER.  IF NO DIRECTION IS MADE, THIS PROXY WILL BE VOTED “FOR” THE PROPOSAL.

PLEASE FOLD HERE AND RETURN ENTIRE BALLOT – DO NOT DETACH

FEDERATED TARGET ETF FUNDS

Proxy for Special Meeting of Shareholders – June 10, 2009

Vote by Phone, by Mail or by Internet

ONLINE:	To vote your proxy via the Internet please go to www.proxyonline.com and enter the CONTROL NUMBER found at the top of the reverse side of this proxy card.

CALL:
To vote your proxy by phone, call 1-866-416-0559 and provide the proxy CONTROL NUMBER found at the top of the reverse side of this proxy card.  Representatives are available to assist you Monday – Friday 9 a.m. to 10 p.m. Eastern Time.

MAIL:	To vote your proxy by mail check the appropriate voting box on the reverse side of this proxy card, sign and date the card and return it in the enclosed postage-paid envelope.

Please sign this proxy exactly as your name appears on the books of the Trust.  Joint owners should each sign personally.  Directors and other fiduciaries should indicate the capacity in which they sign, and where more than one name appears, a majority must sign.  If a corporation, this signature should be that of an authorized officer who should state his or her title.

Shareholder sign here

Joint owner sign here

Date:

IT IS IMPORTANT THAT PROXIES BE VOTED PROMPTLY.  EVERY SHAREHOLDER’S VOTE IS IMPORTANT.

FEDERATED TARGET ETF FUNDS
       CONTROL NUMBER

WE NEED YOUR PROXY VOTE AS SOON AS POSSIBLE.
 YOUR PROMPT ATTENTION WILL HELP TO AVOID
THE EXPENSE OF FURTHER SOLICITATION.

Please remember to sign and date the reverse side before mailing in your vote.

THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF TRUSTEES OF THE TRUST.  THIS PROXY, WHEN PROPERLY EXECUTED, WILL BE VOTED IN THE MANNER DIRECTED BY THE UNDERSIGNED SHAREHOLDER.  IF NO DIRECTION IS MADE, THIS PROXY WILL BE VOTED “FOR” THE PROPOSAL.

After careful consideration, the Board of Trustees of the Trust unanimously approved the proposals listed below and recommended that shareholders vote “for” each proposal.

FOLD HERE

TO VOTE, MARK BOXES BELOW IN BLUE OR BLACK INK AS FOLLOWS.  Example: [ X ]

FOR	AGAINST	ABSTAIN
PROPOSAL 1. To approve or disapprove a proposed Agreement and Plan of Reorganization pursuant to which the Federated Stock and Bond Fund (“Stock and Bond Fund”),  would acquire all of the assets of Federated Target ETF Fund 2015, a portfolio of Federated Managed Allocation Portfolios,  in exchange for Class A Shares, Class K Shares and Institutional Shares of the Stock and Bond Fund to be distributed pro rata by Federated Target ETF Fund 2015 to its shareholders in complete liquidation and termination of the Federated Target ETF Fund 2015.

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PROPOSAL 2. To approve or disapprove a proposed Agreement and Plan of Reorganization pursuant to which the Federated Stock and Bond Fund (“Stock and Bond Fund”),  would acquire all of the assets of Federated Target ETF Fund 2025, a portfolio of Federated Managed Allocation Portfolios,  in exchange for Class A Shares, Class K Shares and Institutional Shares of the Stock and Bond Fund to be distributed pro rata by Federated Target ETF Fund 2025 to its shareholders in complete liquidation and termination of the Federated Target ETF Fund 2025.

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PROPOSAL 3.    To approve or disapprove a proposed Agreement and Plan of Reorganization pursuant to which the Federated Stock and Bond Fund (“Stock and Bond Fund”),  would acquire all of the assets of Federated Target ETF Fund 2035, a portfolio of Federated Managed Allocation Portfolios,  in exchange for Class A Shares, Class K Shares and Institutional Shares of the Stock and Bond Fund to be distributed pro rata by Federated Target ETF Fund 2035 to its shareholders in complete liquidation and termination of the Federated Target ETF Fund 2035.
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(BARCODE HERE)                                                                              (PROXY ID HERE)                                                                                     (CUSIP HERE)